UP TO 4,800,000 SHARES

                                  ZAPWORLD.COM

                            SERIES B PREFERRED STOCK


                             UNDERWRITING AGREEMENT

                                                              New York, New York
                                                                    May 23, 2001

Alexander, Wescott & Co., Inc.
40 Wall Street, 31st Floor
New York, NY 10005

Donner Corp. International
2691 W. MacArthur Boulevard, Suite 120
Santa Ana, CA 92704-6931

Dear Sirs:

     SECTION 1. Introduction. ZapWorld.com (the "Company"), a California corporation, has authorized capital consisting of 20,000,000 shares of common stock (the "Common Stock") and 10,000,000 shares of preferred stock (the "Preferred Stock"). As of the date hereof, a maximum of 6,324,149 shares of Common Stock, 1,833 shares of Series A-1 Preferred Stock, and 1,702 shares of Series A-2 Preferred Stock have been issued and are outstanding, not including ________ shares of Common Stock issuable upon conversion of the 1,833 shares of Series A-1 Preferred Stock and the 1,702 shares of series A-2 Preferred Stock. The Company proposes to issue and sell up to 4,800,000 shares of Series B Preferred Stock (the "Shares") at a price of $2.50 per share (the "Offering"), which Shares shall be convertible into an aggregate of up to 8,000,000 shares of Common Stock in accordance with the terms set forth in the Registration Statement.

     The Company wishes to confirm your engagement as non-exclusive agents of the Company in connection with the issuance and sale of the Shares on a best-efforts basis. The terms "Underwriter" or "Underwriters" are used interchangeably to refer to one or both of you as the context may require.

     The Company agrees with the Underwriters as follows:

     SECTION 2. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

     (a) A registration statement on Form SB-2 (File No. 333-55478), with respect to the Shares and the Underwriter's Warrant Securities (as hereinafter defined), including a prospectus subject to completion, has been filed by the Company with the Securities and Exchange

Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act "), and one or more amendments to that registration statement may have been so filed. Copies of such registration statement and of each amendment heretofore filed by the Company with the Commission have been delivered to the Underwriters. After the execution of this Agreement, the Company will file with the Commission either (i) if the registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, a prospectus in the form most recently included in that registration statement (or, if an amendment thereto shall have been filed, in such amendment), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act and as have been provided to and approved by the Underwriters prior to the execution of this Agreement, or (ii) if that registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to that registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Underwriter prior to the execution of this Agreement.

     (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. When each Preliminary Prospectus and each amendment and each supplement thereto was filed with the Commission it (i) contained all statements required to be stated therein, in accordance with, and complied with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement was or is declared effective ("Effective Date"), it (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus and each amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required so to be filed, when the Registration Statement containing such Prospectus or amendment or supplement thereto was or is declared effective) and on each Closing Date (as such term is hereinafter defined), the Prospectus, as amended or supplemented at any such time, (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not or will not include any statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (b) do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein.

     (c) Since the respective dates as of which information is given in the Registration Statement and in the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, earnings, business or prospects of the Company considered as a whole, whether or not arising in the ordinary course of business, and

(ii) there have been no material transactions entered into by the Company other than those in the ordinary course of business.

     (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California with power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which the nature of its business or the character or location of its properties requires such qualification, except where failure to so qualify will not materially affect the business, properties or financial condition of the Company. The Company has no directly or indirectly held subsidiary except as disclosed in the Registration Statement. The Company has all power, authority, authorizations, approvals, consents, orders, licenses, certificates and permits needed to enter into, deliver and perform this Agreement and to issue and sell the Shares.

     (e) The Company is not (i) in violation of its Articles of Incorporation or bylaws, as the case may be, or other organizational documents, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or its properties may be bound, except in the case of (ii) above, where such default would not, individually or in the aggregate, result in a material adverse change in (A) the condition, financial or otherwise, earnings, business or prospects of the Company taken as a whole, or (B) the ability of the Company to enter into, perform and effect the transactions contemplated hereby; no consent, approval, authorization, order, registration, filing or qualification of or with any court or governmental authority or agency is required for the issue and sale of the Shares as contemplated herein or the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Act and the Rules and Regulations or state securities or Blue Sky laws in connection with the distribution of the Shares by the Underwriters; and the issue and sale of the Shares as contemplated herein, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor will any such action result in any violation of the provisions of the charter or code of regulation of the Company or any law, administrative regulation or administrative or court decree or order applicable to the Company.

     (f) The Company possesses all certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, earnings, business or prospects of the Company considered as a whole.

     (g) Except as set forth in the Prospectus, as amended or supplemented, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, contemplated or threatened against the Company, which might result in any material adverse change in the condition, financial or otherwise, earnings, business or prospects of the Company considered as a whole, or might materially and adversely affect the properties or assets thereof or might adversely affect the lawful issuance and offering of the Shares in the manner contemplated by the Prospectus; and there are no material contracts or other documents which are required to be described in the Registration Statement or the Prospectus or filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been so described or have not been so filed.

     (h) The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except (i) such as are referred to in the Prospectus, or (ii) such as do not materially and adversely affect the value of such property to the Company, and do not materially interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made by the Company.

     (i) The Company has an authorized capitalization as set forth in the Prospectus and the Shares and the Warrant Securities have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will conform to the description of them contained in the Prospectus. The issuance and sale of the Shares is not subject to pre-emptive or other similar rights or to restrictions on transfer (other than those imposed by the Act, the Rules and Regulations or state securities or Blue Sky laws). There are no outstanding options, warrants or other rights calling for the issuance of, and no binding commitment to issue, any share of stock of the Company or any security convertible into or exchangeable for stock of the Company, except for stock options, warrants and Underwriter Warrants (as defined below) described in the Registration Statement (the "Stock Options") and Series A-1 and Series A-2 Preferred Stock described in the Registration Statement. The Common Stock, the Preferred Stock, the Shares and the Stock Options conform to all statements in relation thereto contained in the Registration Statement and the Prospectus.

     (j) This Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding agreement and obligation of the Company, except (i) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors rights or by general equity principles, including requirements of reasonableness and good faith in the exercise of rights and remedies, whether applied by a court of equity or a court of law in an action at law or in equity, or by the discretionary nature of specific performance, injunctive relief, and other equitable remedies, including the appointment of a receiver and (ii) with respect to provisions relating to indemnification and contribution, to the extent they are held by a court of competent jurisdiction to be void or unenforceable as against public policy or limited by applicable laws or the policies embodied in them.

     (k) Neither the Company nor any of its officers, directors or holders of five percent or more of any class of its capital stock or any of their respective affiliates is a member of, or is associated or affiliated with a member of, the National Association of Securities Dealers, Inc. ("NASD").

     (l) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities under the Registration Statement, except as described in the Registration Statement.

     (m) The financial statements of the Company included in the Registration Statement and the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present the financial position of the Company as of the dates indicated and the results of operations of the Company for the periods specified. Such financial statements have been prepared in accordance with accounting principles generally accepted in effect in the United States of America, consistently applied, except to the extent that certain footnote disclosures regarding unaudited interim periods may have been omitted in accordance with the applicable rules of the Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The financial data set forth under the caption "Summary Financial Information" in the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present, on the basis stated in the Prospectus (or such Preliminary Prospectus), the information included therein.

     (n) Grant Thornton LLP has audited the financial statements of the Company as of December 31, 2000, and they have delivered their report with respect to the financial statements included in the Registration Statement and the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and are independent public accountants with respect to the Company as required by the Act and the applicable rules and regulations thereunder.

     (o) Neither the Company nor, to the Company's knowledge, any director, officer, agent, employee or other person associated with the Company, acting on behalf of the Company, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     (p) Neither the Company nor any of its affiliates has taken, nor will they take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares in order to facilitate the sale or resale of any of the Shares as contemplated by the Rules and Regulations.

     (q) No transaction has occurred between or among the Company and any of its officers, directors, organizers or any affiliate or affiliates of any such officer, director, organizer or shareholder, that is required to be described in and is not described in the Prospectus.

     (r) The Company is not and will not, upon completion of the Offering, be an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     (s) The Company has obtained from all of its officers and directors listed in the Prospectus their written agreement ("Holdback Agreement") that for a period of 180 days after the termination of the Offering ("Holdback Period") they will not offer to sell, transfer, contract to sell or grant any option for the sale of or otherwise dispose of, directly or indirectly, any shares of Common Stock or Preferred Stock of the Company (or any securities convertible into or exercisable for such shares of Common Stock or Preferred Stock), except for (A) the exercise of Stock Options under the terms of the option plans and agreements pursuant to which the Stock Options were issued (including, as available, by means of "cashless exercise"); (B) gifts of Common Stock or Preferred Stock (or other securities) to a donee or donees who agree in writing to be bound by their donor's Holdback Agreement; (C) any stock transferred by Ridgewood Capital by way of settlement of the Series A-1 and Series A-2 Preferred Stock conversion controversy; and (D) the Holdback Period for Common Stock or Preferred Stock held by trusts or estates on the death of an executive office or director of the Company, shall be the lesser of 90 days or the expiration of the Holdback Period.

     (t) Each Warrant to Purchase Preferred Stock of ZapWorld.com (each, an "Underwriter Warrant") in the form of Exhibit A has been duly authorized, executed, and when delivered by the Company will be the legal, valid, and binding obligation of the Company. The Company has the full power and authority to enter into and perform its obligations under the Underwriter Warrants.

     SECTION 3. Engagement of the Underwriters and Closing. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the parties have agreed as follows:

     (a) The Company hereby engages the Underwriters as non-exclusive agents to sell for the Company's account up to 4,800,000 Shares. The Company may sell shares and such sales will not be subject to the commission payments provided for in subsection (e) below.

     (b) Each Underwriter severally agrees to use its best efforts as agent, promptly after the Effective Date, to offer and obtain purchase subscriptions for all of the Shares subject to the terms, provisions and conditions set forth below. The Underwriter is not under any obligation to purchase or take down any of the Shares on its own behalf or on behalf of others.

     (c) Subscriber checks received from investors in this Offering by the Underwriters shall be deposited in an escrow account with American Stock Transfer and Trust Company, New York, N.Y., such account having terms and provisions complying with Rules 10b-9 and 15c2-4 under the Securities Act of l934.

     (d) The Underwriter may effect sales of Shares through dealers selected by the Underwriter at such concessions from the compensation payable to the Underwriters as they may determine.

     (e) At each Closing (as defined below), each Underwriter shall be entitled to a commission equal to $.25 for each Share subscribed through such Underwriter in the Offering during the preceding Offering Period. At each Closing (as defined below), the Company shall also deliver to each Underwriter as additional compensation for its services in selling the Shares an Underwriter Warrant exercisable for the purchase of one (1) Share for each ten (10) Shares sold in the Offering (in form as attached hereto as Exhibit A) and reimbursement of certain of the Underwriter's expenses described below.

     (f) Subject to the satisfaction of the conditions set forth in Section 6 of this Agreement, partial and final closings will be held at the offices of Snow Becker Krauss P.C. on ten (10) days notice by the Company or either Underwriter.

     (g) Notwithstanding any other provisions, it is expressly agreed that the Company may terminate this engagement at any time upon giving ten (10) working days written notice of termination. Any sales of securities made by the Underwriters prior to the termination notice shall be subject to the payment to the Underwriters of commissions, expenses and warrants as agreed, even if the closing of such sales occurs after the termination date.

     SECTION 4. Offering by the Underwriters. After the Effective Date and until the close of business on the day preceding the date of the Final Closing (the "Termination Date"), the Underwriters will, as Company's agents, offer the Shares for sale to the public on the terms and conditions as set forth in the Prospectus.

     SECTION 5. Covenants of the Company. The Company covenants and agrees with the Underwriters that:

     (a) The Company will advise the Underwriters promptly of any proposal to amend or supplement the Registration Statement as filed, or the related Prospectus, prior to each Closing Date, and will not effect such amendment or supplement without the Underwriters' consent which will not be unreasonably withheld; the Company will also advise the Underwriters promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement), of any amendment or supplement to the Registration Statement or the Prospectus, and of receipt of notification of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any order preventing or suspending the use of any prospectus relating to the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or of any request by the Commission to amend or supplement the Registration Statement or Prospectus or for additional information and will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification and to obtain as soon as possible its lifting, if issued.

     (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would, in the judgment of either Underwriter, include an untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, or any other law, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will notify the Underwriters and, upon either Underwriter's request prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request, of an amended Prospectus or a supplement to the Prospectus complying with Section 8(a) of the Act which will correct such statement or omission or effect such compliance.

     (c) The Company will deliver to each Underwriter as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith and documents incorporated therein by reference) as such Underwriter may reasonably request and will also deliver to the Underwriters a conformed copy of the Registration Statement and each amendment thereto (including documents incorporated therein by reference).

     (d) The Company will take such action as either Underwriter may reasonably request to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as either Underwriter may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Shares. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

     (e) During the period of three years hereafter, the Company will furnish to the Underwriters as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year, and the Company will furnish to the Underwriters (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as either Underwriter may reasonably request.

     (f) The Company, during the period when the Prospectus relating to the Shares is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act.

     (g) The Company currently has, and will continue to use its best efforts to maintain, the listing of its Common Stock, which represent the stock underlying the Shares if converted, on the Nasdaq Small Cap Market.

     SECTION 6. Conditions to Transfer of Funds. The Underwriters' consent to the transfer of funds to the Company upon each Underwriter's receipt of such funds from investors, will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date hereof and as of such date of transfer with the same force and effect as if made as of that date, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

     (a) If the Effective Date is not prior to the execution and delivery of this Agreement, the Effective Date shall have occurred not later than 5:00 p.m., Eastern Time, on such later date as shall have been consented to by the Underwriters. Prior to each Closing, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened, or to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission; and the Company shall have complied with all requests for additional information on the part of the Commission to your reasonable satisfaction.

     (b) Neither Underwriter shall have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains any untrue statement of fact or omits to state any fact which, you concluded, is material and in the case of an omission is required to be stated therein or is necessary to make the statements therein not misleading.

     (c) The Underwriters shall have received a favorable opinion of Foley & Lardner, counsel for the Company, dated as of each Closing Date , to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California and is qualified to do business in California.

          (ii) The Company has full corporate power and authority and all material authorizations, approvals, orders, licenses, certificates and permits necessary to own its properties and to conduct its business as described in the Registration Statement and Prospectus, except for such authorizations, approvals, orders, licenses, certificates and permits as are not material to the ownership of its properties or conduct of its businesses.

          (iii) The Company has authorized capital stock as set forth in the Prospectus and, on the Effective Date had a maximum of 6,324,149 shares of Common Stock, 1,833 shares and only 1,833 shares of Series A-1 Preferred Stock, 1,702 shares of Series A-2 Preferred Stock issued or outstanding not including _________ shares of Common Stock issuable on conversion of the 1833 shares of Series A-1 Preferred Stock and 1,702 shares of Series A-2 Preferred Stock outstanding; the Shares have been duly and validly authorized and issued and upon receipt by the Company of payment therefor in accordance with the terms of this Agreement will be fully paid and nonassessable and are not and will not be subject to preemptive rights or other similar rights or to restrictions on transfer (other than those imposed by the Act, the rules and regulations or state securities or Blue Sky Laws); the Shares and the other capital stock and Stock Options of the Company and the Underwriter Warrants conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

          (iv) This Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding agreement and obligation of the Company, except (A) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors rights or by general equity principles, including requirements of reasonableness and good faith in the exercise of rights and remedies, whether applied by a court of equity or a court of law in an action at law or in equity, or by the discretionary nature of specific performance, injunctive relief, and other equitable remedies, including the appointment of a receiver and (B) with respect to provisions relating to indemnification and contribution, to the extent they are held by a court of competent jurisdiction to be void or unenforceable as against public policy or limited by applicable laws or the policies embodied in them.

          (v) The certificates evidencing the Shares are in the form approved by the Board of Directors of the Company, comply with the bylaws and Articles of Incorporation of the Company and comply as to form and in all other material respects with applicable legal requirements.

          (vi) The Registration Statement is effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the Act or proceedings therefor initiated or threatened or are pending or contemplated by the Commission.

          (vii) Statements set forth in the Registration Statement and Prospectus, insofar as they are descriptions of corporate documents, stock option plans, contracts, agreements or descriptions of laws, regulations or regulatory requirements, or refer to compliance with laws or to statements of laws or legal conclusions, are correct in all material respects.

          (viii) No consent, approval, authorization, order, filing, registration or qualification of or with any court or governmental authority or agency is required for the issue and sale of the Shares or the consummation of the transactions contemplated by this Agreement, except such as may be required and have been obtained under the Act and the Rules and Regulations and such as may be required under state securities or Blue Sky laws in connection with the sale of the Shares by the Underwriters; and, the issue and sale of the Shares, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any material contract filed with the Registration Statement in response to paragraphs (4) and (10) of
     Item 601(b) of Regulation S-B promulgated under the Act and the Exchange Act ("Regulation S-B") or other instrument to which the Company is a party or by which it or any of them may be bound or to which any of the property or assets of the Company is subject, that is disclosed or referred to in the Prospectus or which is actually known by such counsel, nor will such action result in any violation of, the provisions of the Articles of Incorporation or bylaws of the Company, or any California corporate law, or administrative regulation or, to the actual knowledge of such counsel, any administrative or court decree or order applicable to the Company.

          (ix) To the actual knowledge of such counsel, (A) there is no governmental action or proceeding and no litigation pending against the Company which would adversely affect the lawful issuance and offering of the Shares or that is required to be described in the Registration Statement or Prospectus and is not so described, and (B) there are no material contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

          (x) The Registration Statement, as of its date or as of its effective date, and the Prospectus, as of the Effective Date and as of its date (other than the financial statements and related schedules and other financial and statistical data included therein, as to which no opinion need be expressed) complies as to form in all material respects with the requirements of the Act and the Rules and Regulations.

     In rendering the foregoing opinion, such counsel may rely upon certificates of public officials (as to matters of fact and law) and officers of the Company (as to matters of fact), and include qualifications in its opinion as are reasonably acceptable to the Underwriters. Copies of all such certificates shall be furnished to counsel to the Underwriters on such Closing Date.

     In addition, such counsel shall state that they have participated in conferences with officers of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus and related matters were discussed and although such counsel did not independently verify the accuracy or completeness of the statements made in the Registration Statement and Prospectus and does not assume any responsibility for the accuracy or completeness of the statements in the Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of such counsel that would lead them to believe that the Registration Statement or Prospectus, as amended or supplemented, if amended or supplemented, contains any untrue statement of a material fact or omits a material fact required to be stated therein or necessary to make the statements therein not misleading; except that such statement may exclude financial statements, financial data, and statistical information included in the Registration Statement and Prospectus.

     (d) The Underwriters shall have received from the President or any Vice President and a principal financial or accounting officer of the Company a certificate, dated such Closing Date, in which such officers, to the best of their knowledge and after reasonable investigation, shall state that there has not been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) any material adverse change in the condition, financial or otherwise, earnings, business or prospects of the Company considered as a whole, whether or not arising in the ordinary course of business, or (ii) any material transactions entered into by the Company other than those in the ordinary course of business, except in the case of clause (i) and clause (ii) as set forth in or contemplated by the Prospectus; the representations and warranties of the Company contained in Section 2 are true and correct with the same force and effect as though made on and as of such Closing Date and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened or are contemplated by the Commission.

     (e) The Underwriters shall have received from Grant Thornton, LLP, independent public accountants, letters, one dated the date of this Agreement and the others dated each such

Closing Date, addressed to the Underwriters, substantially in the form of Annex I hereto with such variations as are reasonably acceptable to the Underwriters.

     (f) At such Closing Date, counsel for the Underwriters shall have been furnished with such other documents and opinions as they may reasonably require.

     (g) The Company's Common Stock, which represent the stock underlying the Shares if converted, is currently listed on the Nasdaq Small Cap Market.

     (h) The Underwriters shall have received from each director and executive officer of the Company a written agreement to the effect set forth in Section 2(s).

     (i) At or prior to such Closing Date, the Underwriters shall have received a "blue sky" memorandum of Foley & Lardner, counsel for the Company, addressed to the Underwriters and in form and scope reasonably satisfactory to the Underwriters, concerning compliance with the blue sky or securities laws of the states listed in Exhibit B attached to this Agreement.

     (j) No order suspending the sale of the Shares prior to such Closing Date, in any jurisdiction listed in Exhibit C, shall have been issued on such Closing Date, and no proceedings for that purpose shall have been instituted or, to either Underwriter's knowledge or that of the Company, shall be contemplated.

     (k) The NASD, upon review of the terms of the public offering of the Shares, shall have favorably passed upon the terms of the Offering as to compensation and as to either Underwriter's participation in the same.

     If any condition to be fulfilled prior to or at such Closing Date is not so fulfilled, either Underwriter may terminate this Agreement or, if such Underwriter so elects, waive any such condition which has not been fulfilled or extend the time of its fulfillment.

     SECTION 7. Payment of Expenses. The Company will pay all costs, expenses, fees, disbursements and taxes incident to (i) the preparation by the Company, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), the Prospectus; and all amendments and supplements to any of them prior to or during the period specified in Section 5(b), (ii) the preparation, printing (including word processing and duplication costs) and delivery of this Agreement (other than the fees of Snow Becker Krauss P.C.), Preliminary and Supplemental Blue Sky Memoranda, and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares, (iii) the registration with the Commission, and the issuance by the Company, of the Shares, (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states (including the reasonable fees and disbursements of the counsel relating to such registration or qualification), (v) filings and clearance with the NASD in connection with the offering, (vi) fees and expenses, if any, incurred in connection with the inclusion of the Shares on the Nasdaq Small Cap Market, (vii) the fees and expenses of the Registrar and Transfer Agent for the Shares, and (viii) the performance by the Company of its other obligations under this Agreement, and all other costs and expenses incident to the performance of its obligations hereunder in this Section 7. The Company shall also reimburse either Underwriter from time to time upon such Underwriter's request for all properly documented reasonable expenses incurred by such Underwriter in connection with the performance of its services hereunder, not to exceed three-quarters of one percent (.75%) of the amount of funds raised by both underwriters or $90,000 each, whichever is the lesser amount. Generally, these expenses will represent travel, document procurement and delivery and related matters, but will also include the fees and expenses of the Underwriters' attorneys and other professional advisors should their advice be required. Such expenses are to be paid on a current basis within 10 days of receipt of the statement from such Underwriter.

     If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 10(a) hereof, the Company shall not then be under any liability to the Underwriters except as provided in Sections 7 and 8 hereof, but, if for any other reason the Shares are not delivered by or on behalf of the Company as provided herein, the Company shall reimburse the Underwriters for all of its out-of-pocket expenses reasonably incurred in connection with marketing and preparing for the purchase, sale and delivery of the Shares, including the reasonable fees and disbursements of counsel for the Underwriters but the Company shall then be under no further liability to the Underwriters except as provided in Sections 7 and 8 hereof.

     SECTION 8. Indemnification and Contribution.

     (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls each Underwriter within the meaning of the Act or the Exchange Act, from and against any and all losses, claims, damages and liabilities (or actions in respect thereof) (including, without limiting the foregoing, the reasonable legal and other expenses incurred in connection with investigating or defending any action, suit or proceeding or any claim asserted, as such expenses are incurred) arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon the information furnished to the Company in writing by the Underwriter in the Prospectus concerning the terms of the offering by the Underwriter; provided, however, that the Company shall not be liable to the Underwriter under this subsection (a) for any such loss, claim, damage or liability arising from the Prospectus to the extent that such loss, claim, damage or liability results from the fact that such Underwriter sold Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented, in any case where (i) such delivery of the Prospectus as then amended or supplemented to such person is required by the Act, (ii) the Company has previously furnished sufficient copies thereof to the Underwriter at such time as is sufficient to permit such delivery prior to such confirmation, and (iii) the loss, claim, damage or liability of the Underwriter results from an untrue statement or omission of a material fact contained in the Prospectus which was corrected in the Prospectus as amended or supplemented. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the

Exchange Act from and against any and all losses, claims, damages and liabilities (or actions in respect thereof) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to the information furnished to the Company by such Underwriter in writing. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

     (c) In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be instituted involving any person in respect of which indemnity may be sought pursuant to any of the two preceding paragraphs, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing; provided, however, the omission to so notify the indemnifying party shall relieve the indemnifying party from liability under the two preceding paragraphs only to the extent prejudiced thereby. The indemnifying party, upon request of the indemnified party, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others that the indemnifying party may designate and shall pay the fees and disbursements of such counsel related to such proceeding. In any such action or proceeding any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for an Underwriter and all persons, if any, who control an Underwriter within the meaning of the Act or the Exchange Act, and (ii) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for an Underwriter and such control persons of an Underwriter, such firm shall be designated in writing by the Underwriter. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The Company shall not, without the prior written consent of any indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) If the indemnification provided for in this Section 8 is insufficient or unavailable to an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and an Underwriter on the other from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party shall have failed to the prejudice of the indemnifying party to give the notice required by Section 8(c), in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and an Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and an Underwriter on the other shall be deemed to be in the same proportions as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by an Underwriter. The relative fault of the Company on the one hand and an Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the immediately preceding paragraph shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Section 8(d), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     SECTION 9. Representations Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in the Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, including indemnity and contribution agreements, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation, or any statement as to the results thereof, made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or controlling persons and shall survive acceptance of and payment for Shares hereunder.

     If this Agreement is terminated pursuant to Section 10 or if for any reason the sale of Shares by the Underwriters is not consummated, the Company shall remain responsible for the reasonable expenses to be paid or reimbursed by it pursuant to Section 7 and the respective obligations of the Company and the Underwriters pursuant to Section 8 shall remain in effect.

     SECTION 10. Termination.

     (a) By the Underwriters. This Agreement may be terminated for any reason at any time prior to the delivery and payment of the Shares on any Closing Date, by the Underwriters upon the giving of written notice of such termination to the Company. The Underwriters shall be relieved of any obligation to close if prior to such time (i) there has been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) any material adverse change in the condition, financial or otherwise, earnings, business or prospects of the Company considered as a whole, whether or not arising in the ordinary course of business or as described in the Prospectus, or
(B) any material transaction entered into by the Company other than in the ordinary course of business, (ii) there has occurred any outbreak or escalation of hostilities or other calamity or crisis or material change in existing national or international financial, political, economic or securities market conditions, the effect of which is such as to make it, in the judgment of either Underwriter, impracticable or inadvisable to market the Shares in the manner contemplated in the Prospectus or Subscriptions for purchase of the Shares, or
(iii) trading generally on the Nasdaq National Market or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority. This Agreement may also be terminated as provided in Section 6. In the event of any such termination, the provisions of Sections 7 through 14 shall remain in effect.

     (b) By the Company. Notwithstanding any other provisions in this Agreement, it is expressly agreed that the Company may terminate this engagement at any time upon giving ten (10) working days written notice of termination. Any sales of securities made by the underwriters prior to the termination notice shall be subject to the commissions and warrants as agreed, even if the closing of such sales occurs after the termination date.

     SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters c/o Alexander, Wescott & Co., Inc., 40 Wall Street, 31st Floor, New York, New York 10005, facsimile transmission no. 212-742-9074, and c/o Donner Corp. International, 2691 W. MacArthur Boulevard, Suite 120, Santa Ana, California 92704-6931, facsimile transmission no. ______________, and notices to the Company shall be directed to it at 117 Morris Street, Sebastopol, California 95472, facsimile transmission no. (415) 824-4159, attention of the Secretary with a copy to the Treasurer.

     SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Company, its directors and officers who signed the Registration Statement, each Underwriter, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without application to its principles of conflicts of laws.

     SECTION 14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

           [The remainder of this page is intentionally left blank.]

     If the foregoing is in accordance with your understanding of our agreement, please sign this Agreement and return to us ten counterparts hereof.

                                        Very truly yours,

                                        ZAPWORLD.COM


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------

Confirmed and Accepted, as of the
date first above written:

ALEXANDER, WESCOTT & CO., INC.


By:
   -------------------------------------

Name:
     -----------------------------------

Title:
      ----------------------------------


DONNER CORP. INTERNATIONAL


By:
   -------------------------------------

Name:
     -----------------------------------

Title:
      ----------------------------------